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                                                               EXHIBIT 5.2

          [LETTERHEAD OF LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.]

                                                              JULY 3, 1996

Western Resources, Inc.

 818 Kansas Avenue

  Topeka, KS 66612

                  RE: REGISTRATION STATEMENT ON FORM S-4

                           (FILE NO. 333-02711)

Ladies and Gentlemen:

  We have acted as counsel for Western Resources, Inc. (the "Company") in connection with the Registration Statement on Form S-4, File No. 333-02711 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "Securities Act") covering the proposed issuance by the Company of up to 68,267,747 shares of the Company's common stock, par value $5.00 per share (the "Shares"), upon consummation of the Company's offer to exchange the Shares for the shares of common stock, without par value, of Kansas City Power & Light Company, a Missouri corporation.

  In connection with this opinion, we have examined the Registration Statement and such corporate records, certificates (including certificates of public officials and officers of the Company) and other documents, and have reviewed such questions of law, as we have deemed necessary or appropriate for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted as copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion, we have relied upon the Registration Statement and such corporate records, certificates, and other documents.

  Based upon and subject to the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Securities Act, the Offer (as defined in the Prospectus dated July 3, 1996 (the "Prospectus"), which is included in the Registration Statement) has been consummated on the terms and subject to the conditions of such Offer set forth in the Prospectus, the certificates representing the Shares to be issued by the Company have been duly signed by the company and countersigned by the transfer agent and registrar of the Company, and exchanged as contemplated in the Registration Statement (including any exhibits thereto) and the Prospectus, the Shares will be validly issued, fully paid and nonassessable.

  This opinion is limited to the laws of the state of Kansas and the Federal law of the United States. With respect to all matters of Kansas law, we have relied, with your approval, upon the opinion of John K. Rosenberg, General Counsel of the Company, dated the date hereof, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of John K. Rosenberg.

  We hereby consent to the use of this opinion letter as an exhibit to the Registration Statement and to the use of our name in the Registration Statement and Prospectus, and in any amendments thereof or supplements thereto.

                                     Very truly yours,

                                     /s/ LeBoeuf, Lamb, Greene & MacRae, L.L.P.

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                    [LETTERHEAD OF JOHN K. ROSENBERG]

                                                              July 3, 1996

Western Resources, Inc.,

 818 Kansas Avenue,

  Topeka, Kansas 66612

Ladies and Gentlemen:

  In connection with the registration under the Securities Act of 1933 (the "Act") of 68,267,747 shares of Common Stock, par value $5.00 per share (the "Securities"), of Western Resources, Inc., a Kansas corporation ("Western Resources"), I, as General Counsel of Western Resources, have examined such corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for the purposes of this opinion. The Securities are intended to be issued by Western Resources in connection with Western Resources' offer to exchange the Securities for each outstanding share of Common Stock, without par value (each a "Share" and collectively, the "Shares"), of Kansas City Power & Light Company, a Missouri corporation ("KCPL"), and the subsequent merger of KCPL with and into Western Resources (the "Merger").

  Upon the basis of the aforementioned examination, I advise you that, in my opinion, when the Registration Statement on Form S-4 (Registration No. 333-02711) of Western Resources relating to the Securities (the "Registration Statement") has become effective under the Act, the Offer (as defined in the Prospectus, dated July 3, 1996 (the "Prospectus"), which is included in the Registration Statement) has been consummated on the terms and subject to the conditions of such Offer set forth in the Prospectus, the certificates representing the Securities have been duly signed by Western Resources and countersigned by the transfer agent and registrar of Western Resources, and the Securities have been delivered as contemplated by the Prospectus in exchange for Shares, the Securities will be validly issued, fully paid and nonassessable.

  The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of Kansas, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

  Also, with your approval, I have relied as to certain matters on information obtained from public officials, officers of Western Resources and other sources believed by me to be responsible, and I have assumed that the signatures on all documents examined by me are genuine, which assumption I have not independently verified.

  I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Validity of Western Resources Common Stock" in the Prospectus. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

                                          Very truly yours,

                                          /s/ John K. Rosenberg